TECHNICAL SUPPORT SERVICE AGREEMENT

     This Technical Support Service Agreement ("Agreement") is made effective as of March 6, 2000 (the "Effective Date") and is between NATIONAL SUPPORT CENTER, L.L.C., a Delaware limited liability corporation having its address at 1300 Ferry Road, Naperville, Illinois 60563 ("NSC") and MyTurn.com, Inc., a Delaware corporation having its address at 960 Atlantic Avenue, Suite 200, Alameda, California 94501 ("MyTurn.com") (sometimes NSC and MyTurn.com are individually referred to as a "Party" or collectively referred to as the "Parties").

                                    RECITALS

     A. MyTurn.com presently sells certain Internet related computing products, after- market applications and services including, without limitation, the computing device commonly known as "GlobalPC", (the "Products") to its consumer customers.

     B. MyTurn.com desires to establish a relationship with NSC to provide technical support services for the Products and screening services for MyTurn's Internet Service Provider to its consumer customers.

     C. MyTurn.com desires to engage the services of NSC to provide such services in North America in accordance with the provisions and conditions contained in this Agreement.

                                   WITNESSETH

     NOW THEREFORE, in consideration of the above described recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.   Incorporation And Acceptance.

     1.1 The Parties agree that the above paragraphs which identify them, recite the purposes and intent of this Agreement and acknowledge consideration are accurate; and, it is specifically agreed that the above paragraphs are incorporated into and made an integral part of this Agreement.

     1.2 The Parties further agree that the foregoing incorporation of those paragraphs has specific legal effect and is not intended to be merely precatory; and it is specifically acknowledged that the statement of consideration is intended and shall be deemed contractual.

     1.3 The Parties further acknowledge and agree that the terms of this Agreement are fair and equitable and each respectively agree to comply with all of its terms.

2.   NSC's Consumer Customer Support Services.

     2.1 The technical support services to be provided hereunder by NSC to MyTurn.com shall be those as generally described herein and more specifically set forth on Exhibit A hereto.

     2.2 NSC shall be the exclusive first line support provider to MyTurn.com of said technical support services for the Products during the Term of this Agreement.

3. Effective Date Of Agreement. This Agreement shall be and become effective as of the date identified above as the "Effective Date", which shall be the effective date even though it may be a date other or different than the actual date of execution of this document by the last party whose signature is required.

4.   Term and Termination.

     4.1 Term. The initial term of this Agreement shall commence on the Effective Date of this Agreement, shall expire on the first anniversary thereof (the "Term"), and shall thereafter automatically continue for one (1) successive one-year term unless either party provides notice of non-renewal at least sixty
(60) days before the expiration of the then-current term (which may be the Term or a successor term). Following the Term, NSC may terminate this Agreement, without cause, with thirty (30) days' prior written notice to MyTurn.com. If either party notifies the other of non-renewal before expiration of any term, both parties shall continue to be bound by all the terms of this Agreement, and NSC shall continue to provide technical support services for the Products to MyTurn.com's consumer customers in accordance with the terms of this Agreement for a transition period of sixty (60) days (the "Transition Period") after the expiration of the then-current term. This Agreement shall automatically expire on the final day of the Transition Period, unless renewed before that date.

     4.2 Termination for Breach. Each party shall have the right to terminate this Agreement in the event MyTurn.com materially breaches any term of this Agreement and fails to cure such breach in the course of the dispute resolution procedures set forth below at Section 9 ("Dispute Resolution").

     4.3 Effect of Termination - Survival. Sections 4 ("Term and Termination"), 5 ("Payment"), 6 ("Covenants and Warranties"), 7 ("Confidential Information"), 8 ("Limitation of Liability; Indemnity"), 9 ("Dispute Resolution"), and 10 ("General Provisions") shall survive termination of this Agreement.

5. Payment. NSC will invoice MyTurn.com for the technical support services described herein and provided hereunder, each calendar week for NSC's Consumer Customer Technical Support Services (as described herein and on Exhibit A) rendered in the previous calendar month, which shall be calculated in accordance with NSC's Consumer Customer Technical Support Service Activity-Based Pricing (as described herein and on Exhibit B) and which shall contain a schedule of the services rendered and the related pricing, and MyTurn.com shall pay each such invoice in good and collected funds net 30 days from the date of each invoice.

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     5.1 Cooperation  MyTurn.com shall provide, or cause to be provided, to NSC, the assistance of officers, employees, representatives and affiliates, or such assistance as may reasonably be requested.

     5.2 Late Payment. MyTurn.com will pay interest on late payments at the rate of one and one-half percent (1.5%) per month or the highest interest rate allowed, whichever is lower.

     5.3 Non-Compliance. If MyTurn.com fails to comply substantially with any of the payment provisions set forth in this Section 5, nothing in this Agreement to the contrary withstanding, NSC shall be relieved of any further obligation to provide technical support services for the Products under this Agreement.

6.  Covenants and Warranties.

     6.1 Each Party agrees that the covenants and warranties given each to the other in this paragraph are in addition to any other covenant and warranty contained in this Agreement, and that the existence of this paragraph is not intended to nor shall it be construed as a limitation of the covenants and warranties given herein to each other.

     6.2 Each Party acknowledges that the entry by the other into this Agreement is in reliance upon the truth and accuracy of the covenants and warranties of the other in this paragraph and those covenants and warranties found elsewhere in the Agreement.

     6.3 Each party hereto covenants, warrants and represents as follows:

     6.3(a) That each has full power and authority and legal right to enter into this Agreement and the transactions contemplated herein, and acknowledge the specific covenant and warranty above.

     6.3(b) That each party is presently capable, legally and economically, to comply with all the obligations, terms and conditions required to be done by each respective party to this Agreement.

     6.3(c) That the consummation of the transaction as contemplated by this Agreement and the performance or observance of each party's obligations under this Agreement will not conflict with or result in any breach of any condition or provision of the terms of any contract, agreement, instrument, judicial order, writ, injunction or decree to which either is a party or by which either of them is bound.

     6.3(d) Disclaimer of Warranties. EXCEPT AS SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR
IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Further, in the absence of gross negligence on the part of

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NSC,  MyTurn.com  agrees that NSC shall not be liable to MyTurn.com  for loss of profit or other financial loss (including without limitation loss resulting from the loss of business) which may be caused, directly or indirectly, by the inadequacy of the technical support service for any purpose or any use thereof or by any deficiency or defect therein.

     6.3(e) Non-Solicitation of Employees. During the Term (or any successor term) of this Agreement and for a period of one hundred eighty (180) days following the Term (or any successor term), neither Party will solicit nor hire personnel from the other without express written consent from the other Party.

7.   Confidential Information.

     7.1 Confidential Information. Each party (the "Disclosing party") may from time to time during the term of this Agreement disclose to the other party (the "Receiving Party") certain information regarding the Disclosing Party's business, including technical, marketing, financial, employees, planning, and other confidential or proprietary information ("Confidential Information"). The Disclosing Party will mark all Confidential Information in tangible form as "confidential" or "proprietary" or with a similar legend. The disclosing Party will identify all Confidential Information disclosed orally as confidential at the time of disclosure and provide a written summary of such Confidential Information to the Receiving Party with thirty (30) days after such oral disclosure. Regardless of whether so marked or identified, however, any information that the Receiving Party knew or should have known, under the circumstances, was considered confidential or proprietary by the Disclosing Party, will be considered Confidential Information of the Disclosing Party.

     7.2 Protection of Confidential Information. The Receiving Party will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to those employees or contractors of the Receiving Party who have a need to know such confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party's duty hereunder. The Receiving Party will protect the Disclosing Party's Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care.

     7.3 Exceptions. The Receiving Party's obligations under Section 7.2 ("Protection of Confidential Information") with respect to any Confidential Information of the Disclosing Party will terminate if and when the Receiving Party can document that such information: (a) was already known to the Receiving Party at the time of disclosure by the Disclosing Party; (b) was disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (c) is or through no fault of the Receiving Party has become, generally available to the public; or (d) is independently developed by the Receiving Party without access to, or use of, the Disclosing Party's Confidential Information. In addition,

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



the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is (i) approved in writing by the Disclosing Party, (ii) necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding; or (iii) required by law, rule or regulation or by the order of a court or similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party's reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

     7.4 Return of Confidential Information. The Receiving Party will return to the Disclosing Party or destroy all Confidential Information of the Disclosing Party in the Receiving Party's possession or control promptly upon the written request of the Disclosing Party on the expiration or termination of this Agreement, whichever comes first. At the Disclosing Party's request, the Receiving Party will certify in writing that it has fully complied with its obligations under this Section.

     7.5 Confidentiality of Agreement. Neither party will disclose any financial and/or costing or payment terms of the Agreement to anyone other than its attorneys, accountants and other professional advisors under a duty of confidentiality except (a) as required by law; (b) pursuant to a mutually agreeable press release; (c) in connection with a proposed merger, financing or sale of such party's business, provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party to this Agreement.

8.   Limitation of Liability; Indemnity

     8.1 Limitation of Liability. Neither party shall be liable to the other for any indirect, incidental, special or consequential damages, or for any loss of profits or loss of revenue, or failure to realize expected savings for any services performed by such party pursuant to this Agreement. Except for each party's obligations pursuant to Section 8.2 ("Indemnity"), each party's maximum liability for any damages whatsoever to the other party arising out of this Agreement shall be the amount paid or owed by MyTurn.com to NSC hereunder (in the case of MyTurn.com's liability shall be such amount paid or owed). This agreed limitation of liability shall not apply to the extent the claims, demands, liabilities or expenses result solely from the gross negligence or willful misconduct of a party.

     8.2 Indemnity. Each Party agrees to indemnify the other for damage(s) resulting from (i) violation of any applicable law or regulation; and (ii) injury to or violation of the rights of a third party.

     8.3. Mechanics. Each party's (the "Indemnify Party") obligation to indemnify under this Section 8.3 is conditioned on the party seeking indemnity (the "Indemnified Party") (i) giving the Indemnifying Party written notice of the relevant claim, (ii) cooperating with the

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Indemnifying party, at the Indemnifying  Party's expense, in the defense of such claim, and (iii) giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

9.   Dispute Resolution.

     9.1 NSC and MyTurn.com are implementing this Agreement in good faith. However, should either party believe that the other party is in breach of this Agreement, the parties shall attempt in good faith to resolve any dispute arising out of or relating thereto promptly by negotiations. All negotiations at all levels pursuant to this Section 9 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     9.2 Notice and Cure. Either party (the "Non-Breaching Party") may give the other party (the "Breaching Party") written notice of any material breach. The Breaching Party shall then have thirty (30) days to cure the material breach, or if the breach cannot be cured within thirty (30) days, to institute meaningful steps to cure such breach within thirty (30) days. Nothing herein to the contrary, if the Breaching Party does not effect a cure to the Non-Breaching party's satisfaction within 90 days from the first date of notice of default, the chief executive officers of the parties shall, within the following fifteen
(15) days, confer in good faith for the purpose of satisfactorily resolving the material breach."

     9.3 Arbitration. If a resolution satisfactory to the Non-Breaching Party is not achieved within the fifteen-day period set forth in Section 9.2, the parties agree promptly to submit the dispute to binding arbitration to be held in Chicago, Illinois under the then-existing rules for commercial disputes of the
American Arbitration Association. Each party irrevocably submits to the jurisdiction and venue set forth in this Section 9.3(a).

10.   General Provisions.

     10.1 Governing Law and Venue. This Agreement and each transaction contemplated hereunder shall be deemed to be made under the laws of the State of Illinois and shall at all times be both construed and interpreted in accordance with the laws of the State of Illinois. It is specifically agreed that it is both the intent and the desire of the Parties that whenever possible that each and every provision of this Agreement shall be given a judicial construction and interpretation so as to be effective and valid under applicable law. But, if any provision shall be construed or prohibited by or determined invalid only that provision shall be ineffective to the extent so determined, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.2 Force Majeure. Any party's delay in the performance of any duties or obligations

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under this Agreement (except the payment of money owed) will not be considered a breach of this Agreement is such delay is caused by a labor dispute, shortage of materials, fire, earthquake, flood or any other event beyond the control of the party, provided that the party uses reasonable efforts, under the circumstances,
(a) to notify the other party of the circumstances causing the delay and (b) to resume performance as soon as possible.

     10.3 Rights and Remedies Cumulative and Not Exclusive. The failure of either party to this Agreement to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that party may have and shall not be deemed a waiver of any subsequent breach or default in any such terms, covenants or conditions. Further, no delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to do it, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     10.4 Attorneys Fees. Should either Party be required to retain counsel in order to enforce or prevent the breach of any provision of this Agreement, that party shall be entitled to reasonable attorneys' fees and costs for services rendered if such party prevails.

     10.5 Notices. Whenever it is provided herein that notice, demand, request, consent, approval or other communication ("notice") shall or may be given to either Party by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served by registered or certified mail, postage prepaid, return receipt requested, directed to the address set forth below the signatures of the parties, or at such other address as either party may from time to time designate by notice to the other as herein provided. Notices shall be deemed effectively given: (a) upon five (5) days after being sent by certified or registered mail, postage prepaid, return receipt requested; (b) upon the next business day after being sent overnight by U.S. Express Mail or by a major U.S. express document carrier; or (c) upon receipt of confirmation following transmission by a facsimile machine if sent on a business day during business hours (otherwise, deemed received six hours after the beginning of the next business day).

     10.6 No Assignment. Neither Party may assign its rights or delegate its duties without the other party's prior written consent, except to an entity controlled by, controlling or under common control with the assigning party, or in connection with the sale of substantially all of the assigning party's assets, or a merger or consolidation or the like involving the assigning party. Any assignment or delegation in violation of this Section shall be void and of no effect. Subject to the prohibitions against assignment contained herein, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

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     10.7  Severability ; Waiver.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. The waiver by any party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     10.8 Scope and Binding Effect of Agreement. The terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors, heirs, legatees, Executors, administrators and assigns (except as otherwise prohibited by this Agreement). Upon the Effective Date set forth above, this is an agreement between the Parties for their mutual benefit and no third persons or entities shall have any right, claim or interest against any party by virtue of any terms, provision or condition hereof. Each Party agrees that nothing contained in this Agreement shall be construed to create the relationship of principal or agent or representative of the other, and this Agreement shall not be construed to make any party liable to any person or entity except as set forth herein.

     10.9 Headings Descriptive Only. The Parties acknowledge that this Agreement consists of multiple sections and sub-paragraphs, many of which are preceded by a heading. The Parties understand that the characterizations of such headings are for convenience, are not definitive in nature and that such headings are not intended to consist of words of limitation, but rather words of general description of explanation. The Parties further acknowledge each to the other that no party is relying upon any implication from any such heading in their execution of this Agreement.

     10.10 Independent Contractors; No Agency. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture, or employee-employer is intended or created by this Agreement. Neither party is the agent of the other, and neither party shall have the power to obligate or bind the other party. Personnel supplied by each party shall work exclusively for that party, and shall not, for any purpose, be considered employees or agents of the other party, and each party assumes full responsibility for the acts of personnel supplied by it while performing service hereunder and, with regard to any personnel supplied by it, each party shall be solely responsible for their supervision, direction and control, compensation, benefits, and taxes.

     10.11 Exhibits Incorporated. The following have been agreed to by the Parties prior to the execution hereof to be attached hereto as exhibits:

EXHIBIT A         NSC's Consumer Customer Technical Support Services

EXHIBIT B         NSC's Consumer Customer Technical Support Service Activity-
                  Based Pricing



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It is the  intention of the parties  that each exhibit and the contents  thereof shall be incorporated into the become a binding part of this Agreement as if fully set forth herein.

     10.12 Entire Agreement. Each Party acknowledges by their execution of this Agreement that it is intended that this Agreement, including the Exhibits attached hereto, constitutes a complete and exclusive statement, expression and embodiment of the terms, conditions and agreements of the Parties. Each Party acknowledges that no prior course of dealing shall be relevant or admissible to supplement, explain or vary any term of this Agreement; and it is agreed that no prior communication, whether written or oral, shall be deemed or construed to constitute a part of this Agreement. Each Party acknowledges that there are no promises, terms, conditions or obligations to or under this Agreement other than those contained herein; and that they shall not be bound by any employee's or attorney's interpretation, representations, promises or inducements not expressly set forth in this Agreement. The parties specifically acknowledge and agree that this Agreement has resulted from specific negotiations and is the mutual product of both parties hereto. Therefore, it is agreed that under no circumstances shall any or all of the terms of this Agreement be interpreted by a court more strongly against either party. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, unless such is deemed unenforceable, invalid or contrary to law as provided above.

     10.13 Duplicate Originals. This Agreement may be executed simultaneously or otherwise in one or more identical counterparts, each of which shall be deemed and construed as an original and all of which shall be construed together to constitute one and the same document.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as effective on the date set forth above.

NATIONAL SUPPORT CENTER, L.L.C

By: /s/ R.R. Janusz
   -----------------------------------------
   R.R. Janusz, President

MYTURN.COM, INC.

By: /s/ P.K. Danner, Chief Executive Officer
   -----------------------------------------
   P.K. Danner, Chief Executive Officer

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                                    EXHIBIT A

               NSC's Consumer Customer Technical Support Services

Conditions Precedent:

     (a) MyTurn.com shall provide NSC with all required software licenses (if necessary) to adequately process its business responsibilities.

     (b) MyTurn.com shall maintain an adequate and functional voice connection to NSC and will pay to deliver voice to NSC.

     (c) MyTurn.com shall provide NSC with master copies of all relevant technical materials needed for NSC to administer the MyTurn.com support business.

     (d) MyTurn.com shall provide NSC with two (2) of each MyTurn.com product NSC will support. (NSC shall be entitled to purchase any additional products at MyTurn.com's cost.)

Scope of Work:

     (a) NSC will provide all network connection hardware and software inside the NSC facility, PC's to required configuration, ACD, call reporting, and event tracking software necessary to administer the technical support.

     (b) NSC will provide necessary phone system or service to successfully process MyTurn.com technical support.

     (c) NSC will provide necessary technical and network engineering resources to ensure successful connection of required voice and data activity.

     (d) NSC will provide technical support via telephone and e-mail to MyTurn. com customers who request assistance with product information, technical support, or customer service.

     (e) NSC will also provide warranty registration and portal support services to MyTurn.com.

     (f) NSC technicians will have high levels of base technical skills and will have passed applicable tests on MyTurn.com products and procedures prior to providing support to MyTurn.com customers.

     (g) NSC technicians will be trained by NSC's in house technical training group, who is an approved MyTurn.com training center. MyTurn.com will not charge for their training resources applied to this function. NSC is responsible for any of the non-MyTurn.com expenses

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they incur in obtaining this training.

     (h) NSC technicians will maintain high levels of communication skills (in both English and Spanish), professionalism and customer handling skills.

     (i) NSC will regularly monitor the performance of their technicians to measure their performance on technical, communications and customer quality.

     (j) NSC will administer MyTurn.com support procedures and policies. MyTurn.com has the right to inspect and observe NSC support facilities and activity.

Hours of Coverage:

Primary Period:            7am - 9pm Monday thru Friday
Extended Period:           9pm - 7am Monday thru Friday
                           All day Saturday and Sunday

Telephone Time to Answer:

Primary Period:            95th Percentile                    60 seconds
                           99th Percentile                    300 seconds

Extended Period:           95th Percentile                    60 seconds
                           99th Percentile                    300 seconds

E-Mail                     95th Percentile                    30 minutes

Location of Service:

All service will be provided from NSC in Naperville, IL. NSC may elect to transfer some call volume to another NSC owned site contingent upon MyTurn's approval which shall not unreasonably be withheld.

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                                    EXHIBIT B

    NSC's Consumer Customer Technical Support Service Activity-Based Pricing

Pricing for the technical support service shall be as follows:

         (a)      Telephone calls - $.68 per minute.

         (b)      E-Mail - $3.50 per technical e-mail response.

         (c)      Portal Support - $25.00 per hour.

         (d)      Warranty Registration - $12.50 per hour.

         (e)      Inbound Toll Free Telephone - billed at cost.

         (f)      Outbound Telemarketing - $.62 per minute.


Both Parties agree that the pricing will be reviewed 6 months after date of this Agreement with the intention of decreasing the rates stated above based upon, subject to sufficient call volume to warrant such.

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